Exhibit 99.1

FOR IMMEDIATE RELEASE NEWS

November 3, 2014 OTC: SENR

Strategic Environmental & Energy Resources, Inc. Will Report 2014 Third Quarter Financial Results on November 12, 2014

GOLDEN, Colo., Nov. 3, 2014 /PRNewswire/ -- Strategic Environmental & Energy Resources, Inc. (SENR) today announced that it will report financial results for the third quarter ended September 30, 2014 after market close on Wednesday, November 12, 2014. Management will host a conference call at 4:30 p.m. Eastern Time to discuss the results with the investment community.

Anyone interested in participating in the conference call should dial 1-888-724-9516 if calling within the United States or 1-913-312-1481 if calling internationally. A replay will be available until November 19, 2014 which can be accessed by dialing 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use passcode 5382719 to access the replay.

The call also will be broadcast live over the internet and will be available via registration on the investor relations section of the Company's corporate website at www.seer-corp.com.

About Strategic Environmental & Energy Resources, Inc.
Strategic Environmental & Energy Resources, Inc. (SEER) identifies, secures, and commercializes patented and proprietary environmental clean technologies in several multibillion dollar sectors (including oil & gas, renewable fuels, and all types of waste management, both solid and gaseous) for the purpose of either destroying/minimizing hazardous waste streams more safely and at lower cost than any competitive alternative, and/or processing the waste for use as a renewable fuel for the benefit of the customers and the environment.  SEER has three wholly-owned operating subsidiaries: REGS, LLC; Tactical Cleaning Company, LLC; MV Technologies, LLC; and two majority-owned subsidiaries: Paragon Waste Solutions, LLC; and ReaCH4biogas ("Reach").

For more information about the Company visit www.seer-corp.com.